Exhibit 99.1

FOR IMMEDIATE RELEASE

CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2024 RESULTS
FOURTH-QUARTER HIGHLIGHTS:
•MARCUM ACQUISITION CLOSED NOVEMBER 1, 2024
•FOURTH-QUARTER REVENUE UP 40.5%; SAME-UNIT REVENUE UP 6.4%
•RESULTS INCLUDE MARCUM TRANSACTION AND INTEGRATION EXPENSES AND SEASONAL RESULTS FROM CONSOLIDATED OPERATIONS IN NOVEMBER AND DECEMBER
FULL-YEAR HIGHLIGHTS:
•TOTAL REVENUE UP 14.0%; SAME-UNIT REVENUE UP 4.8%
•GAAP EPS $0.78; ADJUSTED EPS, EXCLUDING THE IMPACT OF THE MARCUM TRANSACTION AND EXCLUDING ACQUISITION TRANSACTION AND INTEGRATION COSTS, $2.67, UP 10.8%

2025 OUTLOOK:
•TOTAL REVENUE WITHIN A RANGE OF $2.90 BILLION TO $2.95 BILLION
•GAAP EPS WITHIN A RANGE OF $1.97 TO $2.02 PER DILUTED SHARE
•ADJUSTED EPS WITHIN A RANGE OF $3.60 TO $3.65 PER DILUTED SHARE
•ADJUSTED EBITDA WITHIN A RANGE OF $450 MILLION TO $456 MILLION

CLEVELAND (February 26, 2025) – CBIZ, Inc. (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading national professional services advisor, today announced fourth-quarter and full-year results for the period ended December 31, 2024.

On November 1, 2024, CBIZ closed the previously announced acquisition of Marcum LLP (the “Transaction”), the largest acquisition in the Company’s history. For the 2024 fourth quarter, CBIZ recorded revenue of $460.3 million, an increase of 40.5%, compared to the same period in 2023, with a 33.2% increase attributed to the Transaction and 7.3% increase excluding the impact of the Transaction. Same-unit revenue increased by 6.4%.

For the full year ended December 31, 2024, CBIZ recorded revenue of $1,813.5 million, an increase of $222.3 million, or 14.0%, over the $1,591.2 million for the same period in 2023, with a 6.8% increase

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attributed to the impact of the Transaction. Excluding the impact of the Transaction, revenue increased by 7.1% with same-unit revenue increasing by 4.8%, compared with the same period a year ago.

GAAP earnings per share for the full year was $0.78. Full-year 2024 Adjusted earnings per share, excluding the impact of the Transaction and excluding acquisition-related transaction and integration costs, was $2.67, an increase of 10.8%, compared with 2023.

To assist in evaluating the incremental impact of the Transaction on consolidated results, a table reconciling the non-GAAP Adjusted Net Income and Adjusted EPS the comparable GAAP presentation is included in this Release.

In connection with closing the Transaction, the Company entered into a new $2.0 billion credit facility. On December 31, 2024, the outstanding indebtedness under the Company’s 2024 credit facilities was $1,420.9 million, with $556.0 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “With the successful close of the Marcum transaction last November, we are excited for this new chapter in our Company’s history and the opportunities it presents for our collective team members, clients, and CBIZ shareholders. With unmatched breadth of services and depth of expertise, CBIZ has solidified our position as the largest provider of professional services of our kind to middle-market businesses.”

Grisko continued, “We’re pleased to report fourth-quarter same-unit revenue grew by 6.4% with full-year same-unit revenue up by 4.8%. Excluding the revenue attributed to the newly acquired Marcum operations, total revenue increased by 7.1% for the full year. As expected, closing the transaction in the fourth quarter greatly amplified the typical seasonality of our now larger accounting and tax services business. Excluding the incremental impact of the Marcum acquisition, CBIZ finished the year with strong results within our full-year guidance for both revenue growth and for Adjusted earnings per share. Closing the transaction early in the fourth quarter enabled us to accelerate integration and planning efforts, and allows us to continue our strong momentum in 2025.”
2025 Outlook
•Total revenue within a range of $2.90 billion to $2.95 billion
•Effective tax rate of approximately 29%
•Weighted average fully diluted share count of within a range of 64.5 to 65.0 million shares
•GAAP fully diluted earnings per share within a range of $1.97 to $2.02
•Adjusted fully diluted earnings per share within a range of $3.60 to $3.65
•Adjusted EBITDA within a range of $450 million to $456 million
Conference Call
CBIZ will host a conference call at 11 a.m. ET today to discuss its results. Participants may register for the conference call at https://dpregister.com/sreg/10196912/fe8127f4a0.The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview.
About CBIZ

NYSE: CBZ ● www.CBIZ.com

CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle market businesses and organizations nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers forward-thinking insights and actionable solutions to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 10,000 team members across more than 160 locations in 22 major markets coast to coast. For more information, visit www.cbiz.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“the Exchange Act”). All statements other than statements of historical fact included in this release regarding our financial position, business strategy and plans and objectives for future performance, including our “2025 Outlook” are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results.

From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. All of our forward-looking statements in this release and in any other public statements that we make, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; we are dependent on the services of our executive officers, other key employees, producers and service personnel, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements, conflict of interest rules, or other changes imposed on us by regulatory bodies may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and intangible assets could become impaired, which could lead to material non-cash charges against earnings; certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations; we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations; our business could be adversely affected if Marcum does not perform to our expectations or we underestimate the liabilities we have assumed; recent Securities & Exchange Commission ("SEC") and Public Company Accounting Oversight Board ("PCAOB") sanctions against Marcum may adversely impact our performance and reputation; if we are unable to implement and maintain effective internal control over financial reporting following the Marcum acquisition (the "Transaction"), we may fail to prevent or detect material misstatements in our financial statements, in which case investors could lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline; we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy; we will incur transaction, integration, and restructuring costs in connection with our acquisition program; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our financial

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condition; changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyber-attacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and results of operations; we could be held liable for errors and omissions; the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be negatively impacted; given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price; rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of the Transaction; climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating costs; the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our credit facility could adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; our increased leverage following the Transaction may adversely impact our business; we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; the significant number of shares issuable as the stock consideration in the Transaction may adversely impact our stock price; the future issuance of additional shares could adversely affect the price of our common stock; there is volatility in our stock price; and the price of our common stock could be adversely impacted if we do not perform to expectations following the Transaction.
Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated in subsequent filings with the SEC, will be important in determining future results. Should one or more of these risks or assumptions materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied.
Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the SEC.
All forward-looking statements made in this release are made only as the date hereof. The Company does not undertake any obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measurements
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we also present the Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

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(“EPS”), which are non-GAAP measures. These non-GAAP measures, adjusted to exclude the impact of the Marcum acquisition, integration costs, amortization of acquired intangible assets, and other significant non-operating related gain and losses management does not consider on-going in nature.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making, and to evaluate results relative to employee compensation targets. We believe that these non-GAAP financial measures provide meaningful supplemental information to stockholders, debt holders, and other interested parties in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance by excluding significant acquisition expenses, certain one-time non-recurring items, gains and losses that management does not consider ongoing in nature. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making and (2) they are used by our stockholders and analyst community to determine the health of our business.

Management provides specific information regarding the GAAP amounts excluded from or included in this non-GAAP financial measurement. Additionally, management provides reconciliations of these non-GAAP financial measurements to their most comparable financial measures in accordance with GAAP. Please see the sections captioned ‘GAAP Reconciliation’ within the Appendix for the reconciliations.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023(3)
(In thousands, except percentages and per share data)

	Three Months Ended December 31,
	2024	%	2023	%
Revenue	$460,279	100.0%	$327,547	100.0%
Operating expenses (1)	522,179	113.4	340,844	104.1
Gross loss	(61,900)	(13.4)	(13,297)	(4.1)
Corporate general and administrative expenses (1)	44,765	9.7	13,438	4.1
Operating loss	(106,665)	(23.1)	(26,735)	(8.2)
Other (expense) income:
Interest expense	(19,016)	(4.1)	(5,108)	(1.6)
Loss on sale of operations, net	(21)	—	—	—
Other income, net (2)	331	0.1	12,774	3.9
Total other (expense) income, net	(18,706)	(4.0)	7,666	2.3
Loss before income tax benefit	(125,371)	(27.1)	(19,069)	(5.9)
Income tax benefit	(34,648)		(6,332)
Net loss	$(90,723)	(19.7)%	$(12,737)	(3.9)%

Diluted loss per share	$(1.53)		$(0.26)

Diluted weighted average common shares outstanding	59,149		49,795
Other data:
Adjusted Diluted EPS (3)	$(0.20)		$(0.26)

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the years ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024	2023
	(Amounts in thousands)
Operating expenses	$612	$10,339
Corporate general and administrative expenses	$(77)	$1,475
Other income, net	$535	$11,814

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the years ended December 31, 2024 and 2023:

	Three Months Ended December 31,				Three Months Ended December 31,
	2024				2023
	(Amounts in thousands, except percentages)
	As Reported	NQDCP	Adjusted	% of Revenue	As Reported	NQDCP	Adjusted	% of Revenue
Gross margin	$(61,900)	$612	$(61,288)	(13.3)%	$(13,297)	$10,339	$(2,958)	(0.9)%
Operating loss	(106,665)	535	(106,130)	(23.1)%	(26,735)	11,814	(14,921)	(4.6)%
Other income (expense), net	331	(535)	(204)	—%	12,774	(11,814)	960	0.3%
Income before income tax expense	(125,371)	—	(125,371)	(27.1)%	(19,069)	—	(19,069)	(5.9)%

(2)Deferred compensation decreased "Other income, net" by $0.5 million for the three months ended December 31, 2024, and by $11.8 million for the same period in 2023. These amounts offset the net deferred compensation within operating expense and corporate G&A expense. There is no impact to the “Income (loss) before income tax expense (benefit)”. Excluding deferred compensation from Other income (expense), net the adjusted amount would be an expense of $0.2 million and income of $1.0 million for the three months ended December 31, 2024, and 2023, respectively.

(3)Refer to the schedules reconciling Adjusted Net loss and EPS to the most directly comparable GAAP financial measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023(3)
(In thousands, except percentages and per share data)

	Twelve Months Ended December 31,
	2024	%	2023	%
Revenue	$1,813,472	100.0%	$1,591,194	100.0%
Operating expenses (1)	1,631,003	89.9	1,367,990	86.0
Gross margin	182,469	10.1	223,204	14.0
Corporate general and administrative expenses (1)	108,753	6.0	57,965	3.6
Operating income	73,716	4.1	165,239	10.4
Other income (expense):
Interest expense	(34,379)	(1.9)	(20,131)	(1.3)
Gain on sale of operations, net	4,932	0.3	176	—
Other income, net (2)	13,538	0.7	21,019	1.3
Total other (expense) income, net	(15,909)	(0.9)	1,064	—
Income before income tax expense	57,807	3.2	166,303	10.4
Income tax expense	16,769		45,335
Net income	$41,038	2.3%	$120,968	7.6%

Diluted income per share	$0.78		$2.39

Diluted weighted average common shares outstanding	52,661		50,557
Other data:
Adjusted EPS (3)	$2.67		$2.41
(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
	(Amounts in thousands)
Operating expenses	$18,776	$17,192
Corporate general and administrative expenses	$2,367	$2,296
Other income, net	$21,143	$19,488

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the years ended December 31, 2024 and 2023:

	Year Ended December 31,				Year Ended December 31,
	2024				2023
	(Amounts in thousands, except percentages)
	As Reported	NQDCP	Adjusted	% of Revenue	As Reported	NQDCP	Adjusted	% of Revenue
Gross margin	$182,469	$18,776	$201,245	11.1%	$223,204	$17,192	$240,396	15.1%
Operating income	73,716	21,143	94,859	5.2%	165,239	19,488	184,727	11.6%
Other income (expense), net	13,538	(21,143)	(7,605)	(0.4)%	21,019	(19,488)	1,531	0.1%
Income before income tax expense	57,807	—	57,807	3.2%	166,303	—	166,303	10.4%
(2)Deferred compensation decreased "Other income, net" by $21.1 million for the twelve months ended December 31, 2024, and by $19.5 million for the same period in 2023. These amounts offset the net deferred compensation within operating expense and corporate G&A expense. There is no impact to the “Income (loss) before income tax expense. Excluding deferred compensation from Other income (expense), net the adjusted amount would be an expense of $7.6 million which was primarily attributable to the net change in the fair value of contingent consideration related to the prior acquisitions for the twelve months ended December 31, 2024, and an income of $1.5 million for the same period in 2023.
(3)Refer to the schedules reconciling Adjusted Net Income and EPS to the most directly comparable GAAP financial measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
Financial Services	$358,381	$228,298	$1,362,539	$1,160,686
Benefits and Insurance Services	91,181	86,426	401,048	382,605
National Practices	10,717	12,823	49,885	47,903
Total	$460,279	$327,547	$1,813,472	$1,591,194

Gross (Loss) Margin
Financial Services (1)	$(66,231)	$(9,210)	$148,918	$185,610
Benefits and Insurance Services	12,754	10,849	72,776	72,095
National Practices	1,154	1,558	5,260	4,843
Operating expenses - unallocated (2)
Other expense	(8,965)	(6,155)	(25,709)	(22,152)
Deferred compensation	(612)	(10,339)	(18,776)	(17,192)
Total	$(61,900)	$(13,297)	$182,469	$223,204

(1)Gross (loss) margin for the Financial Services practice group included approximately $4.5 million and $5.0 million of integration costs primarily related to Marcum Acquisition for the three months and twelve months ended December 31, 2024, respectively. Gross (loss) margin for the Financial Services practice group included approximately $0.1 million and $1.2 million of one-time and non-recurring integration costs related to the Somerset acquisition for the three months and twelve months ended December 31, 2023, respectively.
(2)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income, net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Twelve Months Ended December 31,
	2024	2023
Net income	$41,038	$120,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	48,060	36,269
Gain on sale of operations, net	(4,932)	(176)
Bad debt expense, net of recoveries	3,792	1,551
Adjustments to contingent earnout liability, net	6,993	2,743
Stock-based compensation expense	13,836	12,286
Other noncash adjustments	(8,491)	8,908
Net income, after adjustments to reconcile net income to net cash provided by operating activities	100,296	182,549
Changes in assets and liabilities, net of acquisitions and divestitures	23,396	(29,042)
Net cash provided by operating activities	123,692	153,507
Net cash used in investing activities	(1,129,283)	(79,393)
Net cash used in financing activities	1,035,613	(77,111)
Net (decrease) increase in cash, cash equivalents and restricted cash	30,022	(2,997)
Cash, cash equivalents and restricted cash at beginning of year	$157,148	$160,145
Cash, cash equivalents and restricted cash at end of period	$187,170	$157,148

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	13,826	8,090
Restricted cash	38,661	30,362
Cash equivalents included in funds held for clients	$134,683	$118,696
Total cash, cash equivalents and restricted cash	$187,170	$157,148

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$13,826	$8,090
Restricted cash	38,661	30,362
Accounts receivable, net	534,858	380,152
Current assets before funds held for clients	659,873	453,499
Funds held for clients	175,853	159,186
Goodwill and other intangible assets, net	2,945,470	1,008,604

Total assets	$4,470,883	$2,043,592

Current liabilities before client fund obligations, excluding current debt	463,697	352,028
Client fund obligations	175,928	159,893
Total current portion of long-term debt, net	66,177	—
Total long-term debt, net	1,333,755	310,826

Total liabilities	$2,690,900	$1,251,974

Treasury stock	(910,601)	(899,093)

Total stockholders' equity	$1,779,983	$791,618

Debt to equity	78.6%	39.3%
Days sales outstanding (DSO) (1)	73	78

Shares outstanding	50,198	49,814
Basic weighted average common shares outstanding	52,375	49,989
Diluted weighted average common shares outstanding	52,661	50,557

(1)DSO represents accounts receivable, net, at the end of the period, divided by trailing twelve-month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

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CBIZ, INC.
GAAP RECONCILIATION
Net (Loss) Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net (Loss) Income and EPS(1)
(In thousands, except per share data)

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	Amounts	EPS	Amounts	EPS
Net loss	$(90,723)	$(1.53)	$(12,737)	$(0.26)
Adjustments:
Gain on sale of assets, net	—	—	(1,363)	(0.03)
Marcum impact(2)	105,653	1.79	—	—
Integration costs related to acquisitions (3)	256	—	331	0.01
Other adjustments (4)	4,005	0.07	431	0.01
Income tax effect related to adjustments	(29,244)	(0.49)	258	0.01
EPS impact due to share count changes (5)	—	(0.04)	—	—
Adjusted net loss	$(10,053)	$(0.20)	$(13,080)	$(0.26)

	Twelve Months Ended December 31, 2024		Twelve Months Ended December 31, 2023
	Amounts	EPS	Amounts	EPS
Net income	$41,038	$0.78	$120,968	$2.39
Adjustments:
Gain on sale of assets, net	—	—	(2,863)	(0.06)
Marcum impact (2)	127,071	2.41	—	—
Integration costs related to acquisitions (3)	1,515	0.03	3,393	0.08
Gain on sale of operations, net	(4,932)	(0.09)	(176)	—
Other adjustments (4)	4,324	0.08	731	0.01
Income tax effect related to adjustments	(34,322)	(0.65)	(296)	(0.01)
EPS impact due to share count changes (5)	—	0.11	—	—
Adjusted net income	$134,694	$2.67	$121,757	$2.41
(1)This table reconciles Adjusted net (loss) income and Adjusted diluted EPS to the most directly comparable GAAP financial measures. Adjusted net (loss) income and Adjusted diluted EPS exclude the impact of Marcum acquisition and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.
(2)Adjustments for the three months ended December 31, 2024 include $57.1 million of operating loss during the two months period subsequent to the Transaction, $34.1 million acquisition related costs including $20.9 million transaction cost, as well as $14.5 million incremental interest incurred to finance the acquisition. Adjustments for the twelve months ended December 31, 2024 include $57.1 million of operating loss during two months period subsequent to the Transaction, $55.5 million acquisition related costs including $28.7 million transaction cost, as well as $14.5 million incremental interest incurred to finance the acquisition.
(3)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2024 related to the costs incurred related to the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc., and those reported in 2023 related to the acquisition of Somerset CPAs and Advisors ( "Somerset").
(4)These costs primarily include contingent loss accrual related to certain legal matters as well as costs associated with the Company's facility optimization effort.
(5)This adjustment excludes the weighted average shares impact of deferred share purchase consideration related to the Marcum acquisition. For the three and twelve months ended December 31, 2024, a total of 5.4 million and 2.3 million of deferred shares, respectively, were included in the weighted average shares outstanding amount for the EPS calculation.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2025 Diluted Earnings Per Share (“EPS”) and Adjusted EBITDA Guidance

	Full Year 2025 Guidance
	(Amounts in millions except per share data)
	Low		High
	Amounts	EPS	Amounts	EPS
GAAP Net Income	$127.9	$1.97	$131.1	$2.02
Amortization of acquired intangible assets (1)	75.1	1.15	75.1	1.15
Integration costs related to acquisitions (2)	75.0	1.15	75.0	1.15
Income tax effect related to adjustments	(43.5)	(0.67)	(43.5)	(0.67)
Adjusted Net Income	$234.5	$3.60	$237.7	$3.65
Depreciation	22.1		22.1
Interest expense	99.3		99.3
Income tax expense included the tax effect related to the adjustments above	94.5		97.1
Adjusted EBITDA	$450.4		$456.2

(1) These costs represent the amortization of the intangible assets, such as client lists, recognized as a result of applying Accounting Standards Codification Topic, Business Combinations. The amount of amortization expense recorded in each period is significantly affected by the size and timing of our acquisitions.

(2) These costs include, but are not limited to, certain consulting, technology, personnel, as well as other operating and general administrative costs associated with the integration of Marcum acquisition.
Contacts:
Media: Amy McGahan, Director of Corporate & Strategic Communications, amy.mcgahan@cbiz.com

Investor Relations: Lori Novickis, Director, Corporate Relations, lnovickis@cbiz.com

CBIZ, Inc., Cleveland, Ohio, (216) 447-9000

NYSE: CBZ ● www.CBIZ.com